As filed with the Securities and Exchange Commission on February 7, 2007

                                                  Registration Number 333-138643

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM SB-2/A

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

CHINA AOXING PHARMACEUTICAL COMPANY, INC.

(Name of Small Business Issuer in its Charter)

Florida	2834	65-0636168
(State or other Jurisdiction of	(Primary Standard Industrial	I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

ZHENJIANG YUE, CHAIRMAN

China Aoxing Pharmaceutical Company, Inc.

444 Washington Blvd., Unit 2424

Jersey City, NJ 07310

(201) 420-1076

(Address and telephone number of Registrant’s principal executive offices,

principal place of business, and agent for service of process.)

_________________________________

Copy to

ROBERT BRANTL, ESQ.

52 Mulligan Lane

Irvington, NY 10533

Attorney for Issuer

(914) 693-3026

(914) 693-1807 (fax)

_________________________________

Approximate Date of Commencement of Public Sale: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities

offered only in connection with dividend or interest reinvestment plans, check the following   box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  :

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  :

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  :

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  :

CALCULATION OF REGISTRATION FEE

			Proposed
Title of Each		Proposed	Maximum
Class of		Maximum	Aggregate	Amount of
Securities To Be	Amount To Be	Offering Price	Offering	Registration
Registered	Registered	Per Share(1)	Price(1)	Fee(1)
Common Stock, $0.001 par value	4,399,816(2)	$5.00	$21,999,080	$2,353.91
Common Stock, $0.001 par value	2,247,904	$4.00	$8,991,616	$962.11
			Total Fee	$3,316.02

(1)

The proposed offering price is estimated solely for the purpose of calculating the registration fee.  Pursuant to Rule 457(c), a registration fee of $2,353.91 for the registration of 4,399,816 shares was paid with this filing, based upon $5.00, the closing price of the Common Stock reported on the OTC Bulletin Board on November 10, 2006.  Pursuant to Rule 457(c), an additional registration fee of $962.11 for the registration of 2,247,904 shares is being paid with this filing, based upon $4.00, the closing price of the Common Stock reported on the OTC Bulletin Board on February 2, 2007.

(2)

These shares were registered with the initial filing on November 13, 2006.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

China Aoxing Pharmaceutical Company, Inc.

Common Stock

6,647,720 Shares

Thirty-eight shareholders are offering shares of China Aoxing Pharmaceutical Company, Inc. common stock to the public by means of this prospectus.  Each of the Selling Shareholders acquired the shares offered hereby directly from China Aoxing Pharmaceutical Company.

China Aoxing Pharmaceutical Company common stock is quoted on the OTC Bulletin Board under the trading symbol “CAXG.OB.”  On February 2, 2007, the closing last trade price of the common stock was $4.00.

The 38 shareholders intend to sell the shares into the public market from time to time.  The shareholders will negotiate with the market makers for China Aoxing Pharmaceutical Company common stock to determine the prices for each sale.  They expect each sale price to be near to the market price at the time of the sale.

Purchase of China Aoxing Pharmaceutical Company common stock involves substantial risk.  Please see “Risk Factors,” which begins on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is February    , 2007

 TABLE OF CONTENTS

PROSPECTUS SUMMARY

5

Summary Financial Information

6

RISK FACTORS

6

YOU SHOULD NOT RELY ON FORWARD LOOKING STATEMENTS

10

DIVIDEND POLICY

10

CAPITALIZATION

10

Market for the Common Stock

12

MANAGEMENT’S PLAN OF OPERATIONS

12

BUSINESS

15

MANAGEMENT

19

Executive Compensation

20

Other Transactions Between China Aoxing Pharmaceutical

Company and Its Management

21

Limitation of Liability and Indemnification

21

PRINCIPAL SHAREHOLDERS

21

SELLING SHAREHOLDERS

23

Plan of Distribution

25

LEGAL MATTERS

27

EXPERTS

27

ADDITIONAL INFORMATION

27

INDEX TO FINANCIAL STATEMENTS

28

PROSPECTUS SUMMARY

China Aoxing Pharmaceutical Company, Inc.

China Aoxing Pharmaceutical Company is a holding company that owns 60% of Hebei Aoxing Pharmaceutical Group.  Hebei Aoxing Pharmaceutical Group is engaged in the manufacture and distribution of pharmaceutical drugs in the People’s Republic of China. Its products include analgesics based on Naloxone or Oxycodone and cough and congestion medicines based on modern compounds or on traditional Chinese medicines.

The executive offices of China Aoxing Pharmaceutical Company are located at No. 1 Industry District, Xinle City, Hebei Province, China 050700.  China Aoxing Pharmaceutical Company maintains a U.S. office at 444 Washington Blvd., Unit 2424, Jersey City, NJ 07310.  Our telephone number in New Jersey is 201-420-1076.

The Selling Shareholders

38 shareholders are using this prospectus to sell shares to the public.  They acquired the shares directly from China Aoxing Pharmaceutical Company.  The selling shareholders are:

➢

29 individuals and entities that purchased 10% Convertible Debentures and warrants in a recent private offering by China Aoxing.  The debentures are convertible at a price equal to 75% of the market price for China Aoxing common stock.  The warrants are exercisable at prices ranging from $2.50 per share to $5.50 per share.

➢

3 individuals (or groups) that purchased common stock and warrants in a recent private offering by China Aoxing.  The warrants are exercisable at prices ranging from $2.50 per share to $5.50 per share.

➢

6 securities brokers who hold Placement Agent Warrants to purchase, in aggregate, 105,800 units of China Aoxing securities for a price of $2.00 per unit.  Each unit consists of one 10% Convertible Debenture in the principal amount of $2.00 and four warrants, which can be exercised at prices ranging from $2.50 per share to $5.50 per share.  American Union Securities received the Placement Agent Warrants as compensation for acting as placement agent in the recent private offering by China Aoxing Pharmaceutical Company, and assigned all but 9,522 Warrants to five individual brokers who had assisted in the placement.

Outstanding Shares and Potential Dilution

China Aoxing Pharmaceutical Company has one class of stock that is issued and outstanding, its common stock.  There are currently 40,163,541 shares of common stock issued and outstanding.  There are no options, warrants or securities convertible into China Aoxing Pharmaceutical Company common stock other than the convertible debentures and common stock purchase warrants held by the Selling Shareholders.

Summary Financial Information

We have derived the information in this table from the financial statements that are at the end of this prospectus.

Statement of Operations
	Three Months Ended 9/30/06	Three Months Ended 9/30/05	Year Ended 6/30/06	Year Ended 6/30/05
Interest Income	$ 0	$ 0	$ 0	$ 12,307
Net Loss	$ (597,397)	$ (420,487)	$ (1,512,947)	$ (739,731)
Balance Sheet Data	At 9/30/06		At 6/30/06	At 6/30/05
Working Capital (Deficit)	$ (4,748,117)		$ (5,404,940)	$ (1,655,535)
Total Assets	19,973,189		17,979,283	17,693,511
Long-Term Debt	8,006,188		7,898,582	10,106,291
Stockholders’ Equity	5,434,324		4,518,521	5,841,210

RISK FACTORS

You should carefully consider the risks described below before buying our common stock.  If any of the risks described below actually occurs, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

I.  Risks attendant to our business

We lack sufficient capital to fully carry out our business plan.

In order to make our operations cost-efficient, it is necessary that we expand our operations.  At the present time, however, our capital resources are sparse.  At September 30, 2006 we had $1,497,132 in cash and no other liquid assets.  On the same date we had $6,532,677 in current liabilities.  Our cash resources will permit us to initiate production and marketing.  However, we will need an additional infusion of capital to fund the build-out of our manufacturing facility and an accumulation of inventory in order to achieve optimal size.  It is not clear whether sufficient capital will become available to us to permit us to expand to an efficient operating point.

Our business and growth will suffer if we are unable to hire and retain key personnel that are in high demand.

Our future success depends on our ability to attract and retain highly skilled chemists, pharmaceutical engineers, technical, marketing and customer service personnel, especially qualified personnel for our operations in China. Qualified individuals are in high demand in China, and there are insufficient experienced personnel to fill the demand.  Therefore we may not be able to successfully attract or retain the personnel we need to succeed.

We may not be able to adequately protect our intellectual property, which could cause us to be less competitive.

We are continuously designing and developing new technology. We rely on a combination of patents, trade secret laws, and restrictions on disclosure to protect our intellectual property rights. Unauthorized use of our technology could damage our ability to compete effectively.  In China, monitoring unauthorized use of our products is difficult and costly.  In addition, intellectual property law in China is less developed than in the United States and historically China has not protected intellectual property to the same extent as it is protected in other jurisdictions, such as the United States. Any resort to litigation to enforce our intellectual property rights could result in substantial costs and diversion of our resources, and might be unsuccessful.

We may be subject to the People’s Republic of China’s (“PRC”) price control of drugs which may limit our profitability and even cause us to stop manufacturing certain products

The State Development and Reform Commission ("SDRC") of the People’s Republic of China and the price administration bureaus of the relevant provinces of China in which our pharmaceutical products are manufactured are responsible for the retail price control over our pharmaceutical products.  The SDRC sets the price ceilings for certain pharmaceutical products in China.  Where our products are subject to a price ceiling, we will need to adjust the product price to meet the requirement and to accommodate for the pricing of competitors in the competition for market shares.  The price ceilings set by the SDRC may limit our profitability, and in some instances, such as where the price ceiling is below production costs, may cause us to stop manufacturing certain products.

Product liability claims could materially impact operating results and profitability.

We may produce products which inadvertently have an adverse pharmaceutical effect on the health of individuals.  Existing laws and regulations in China do not require us to maintain third party liability insurance to cover product liability claims.  However, if a product liability claim is brought against us, it may, regardless of merit or eventual outcome, result in damage to our reputation, breach of contract with our customers, decreased demand for our products, costly litigation, product recalls, loss of revenue, and our inability to commercialize some products.

We have limited business insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products, and do not, to our knowledge, offer business liability insurance. As a result, we do not have any business liability insurance coverage for our operations. Moreover, while business disruption insurance is available, we have determined that the risks of disruption and cost of the insurance are such that we do not require it at this time. Any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources.

We may have difficulty establishing adequate management and financial controls in China.

The People’s Republic of China has only recently begun to adopt the management and financial reporting concepts and practices with which investors in the United States are familiar.  We may have difficulty in hiring and retaining employees in China who have the experience necessary to implement the kind of management and financial controls that are expected of a United States public company.  If we cannot establish such controls, we may experience difficulty in collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. standards.

Capital outflow policies in China may hamper our ability to pay dividends to shareholders in the United States.

The People’s Republic of China has adopted currency and capital transfer regulations. These regulations require that we comply with complex regulations for the movement of capital. Although Chinese governmental policies were introduced in 1996 to allow the convertibility of RMB into foreign currency for current account items, conversion of RMB into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange. We may be unable to obtain all of the required conversion approvals for our operations, and Chinese regulatory authorities may impose greater restrictions on the convertibility of the RMB in the future. Because most of our future revenues will be in RMB, any inability to obtain the requisite approvals or any future restrictions on currency exchanges will limit our ability to fund our business activities outside China or to pay dividends to our shareholders.

Currency fluctuations may adversely affect our business.

We generate revenues and incur expenses and liabilities in Chinese RMB. However we report our financial results in the United States in U.S. Dollars.  As a result, we are subject to the effects of exchange rate fluctuations between these currencies.  Recently, there have been suggestions made to the Chinese government that it should adjust the exchange rate and end the linkage that in recent years has held the RMB-U.S. dollar exchange rate constant. If the RMB exchange rate is adjusted or is allowed to float freely against the U.S. dollar, our revenues, which are denominated in RMB, may fluctuate significantly in U.S. dollar terms. We have not entered into agreements or purchased instruments to hedge our exchange rate risks.

Our business development would be hindered if we lost the services of our Chairman.

Zhenjiang Yue is the Chief Executive Officer of China Aoxing and of its operating subsidiary, Hebei Aoxing Pharmaceutical Group.  Mr. Yue is responsible for strategizing not only our business plan but also the means of financing it.  If Mr. Yue were to leave Hebei Aoxing or become unable to fulfill his responsibilities, our business would be imperiled.  At the very least, there would be a delay in the development of Hebei Aoxing until a suitable replacement for Mr. Yue could be retained.

China Aoxing is not likely to hold annual shareholder meetings in the next few years.

Management does not expect to hold annual meetings of shareholders in the next few years, due to the expense involved.  The current members of the Board of Directors were appointed to that position by the previous directors.  If other directors are added to the Board in the future, it is likely that the current directors will appoint them.  As a result, the shareholders of China Aoxing will have no effective means of exercising control over the operations of the Company.

The stockholders’ ability to bring an action against the Company or against our directors, or to enforce a judgment against the Company or the directors, will be limited because we conduct all of our operations in China and because most of our management resides outside of the United States.

We conduct all of our operations in China through our wholly-owned subsidiary. All but one of our management personnel reside in China and all of the assets of those Chinese residents are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the United States and of China may render you unable to enforce a judgment against our assets or the assets of our directors.

II.  Risks attendant to the market for our common stock.

The illiquidity of the market for China Aoxing Pharmaceutical Company common stock may prevent a shareholder from obtaining a fair price for his shares.

China Aoxing Pharmaceutical Company at the present time has fewer than 500 shareholders and only a small number of market makers.  As a result, our stock trades only occasionally and the market price for our common stock is volatile, at times moving over 25% in one day.  Unless and until the market for our common stock grows and stabilizes, the common shares you purchase will remain illiquid.  A shareholder in China Aoxing Pharmaceutical Company who wants to sell his shares, therefore, runs the risk that at the time he wants to sell, he will be unable to find a buyer or the market price may be much less than the price he would consider to be fair.

China Aoxing Pharmaceutical Company will be quoted on the OTC Bulletin Board for the immediate future.

China Aoxing Pharmaceutical Company does not meet the eligibility requirements for listing on the NASDAQ Stock Market.  Until we meet those standards and are accepted into the NASDAQ Stock Market, or unless we are successful in securing a listing on the American Stock Exchange or some other exchange, China Aoxing Pharmaceutical Company common stock will be quoted only on the OTC Bulletin Board.  Such a listing is considered less prestigious than a

NASDAQ Stock Market or an exchange listing, and many brokerage firms will not recommend Bulletin Board stocks to their clients.  This situation may limit the liquidity of your shares.

YOU SHOULD NOT RELY ON FORWARD LOOKING STATEMENTS

This prospectus contains a number of forward-looking statements regarding our future prospects.  Among the forward-looking statements are descriptions of our marketing plans and our plans to finance our marketing activity.  These forward-looking statements are a true statement of our present intentions, but are neither predictions of the future nor assurances that any of our intentions will be fulfilled.  Many factors beyond our control could act to thwart China Aoxing Pharmaceutical Company in its efforts to develop its business, including factors discussed in “Risk Factors” as well as factors we have not foreseen.  In addition, changing circumstances may cause us to determine that a change in plans will be in the best interests of China Aoxing Pharmaceutical Company.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock.  We expect to retain future earnings, if any, for use in the operation and expansion of our business, and do not anticipate paying any cash dividends in the foreseeable future.

CAPITALIZATION

Our authorized capital stock consists of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. The Board of Directors is authorized to issue the preferred stock with any rights and preferences that the Board of Directors decides are appropriate.

There are 40,163,541 shares of our common stock outstanding and no shares of our Preferred Stock outstanding.

Common Stock

As a holder of our common stock, you will be entitled to one vote for each share in the election of directors and in all other matters to be voted on by the shareholders.  There is no cumulative voting in the election of directors.  Our by-laws require that only a majority of the issued and outstanding shares of voting stock must be represented to constitute a quorum and to transact business at a shareholders meeting.

You will be entitled to receive dividends if the Board of Directors declares dividends.  In the event that China Aoxing Pharmaceutical Company is liquidated or dissolved, you will receive a distribution, on a per share basis, of any assets remaining after payment of all liabilities and any preferential payments that must be made to preferred shareholders, if any.  You will have no preemptive or conversion rights and you will not be subject to any calls or assessments.  There are no redemption or sinking fund provisions applicable to the common stock.

Derivative Securities

The table below identifies the outstanding securities that can be converted into shares of common stock of China Aoxing Pharmaceutical Company:

Derivative Security

   Shares

10% Convertible Debentures1

   663,000

Series A Common Stock Warrants2

1,058,000

Series B Common Stock Warrants3

1,058,000

Series C Common Stock Warrants4

1,058,000

Series D Common Stock Warrants5

1,058,000

Placement Agent Warrants6

   493,733

            5,388,733 (11.8%)

Outstanding Shares

          40,163.541 (88.2%)

          45,552,274 (100%)

________________________________

1.    The 10% Convertible Debentures are in the principal amount of $1,989,000.  Principal and interest may be converted at any time by the holder and will be automatically converted into common stock on September 30, 2008.  The conversion price will be 75% of the market price at the time of conversion.  At the market price of $4.00 on February 2, 2007, the Debentures would convert into 663,000 shares.

2.    Each Series A Warrant may be exercised to purchase one share of common stock for $2.50 until the fifth anniversary of the date of this prospectus.

3.    Each Series B Warrant may be exercised to purchase one share of common stock for $3.50 until the fifth anniversary of the date of this prospectus.

4.    Each Series C Warrant may be exercised to purchase one share of common stock for $4.50 until the fifth anniversary of the date of this prospectus.

5.    Each Series D Warrant may be exercised to purchase one share of common stock for $5.50 until the fifth anniversary of the date of this prospectus.

6.    Each Placement Agent Warrant permits the holder to purchase a unit of securities for $2.00 until the fifth anniversary of the date of this prospectus.  Each unit consists of a share of a 10% Convertible Debenture in the principal amount of $2.00, one Series A Warrant, one Series B Warrant, one Series C Warrant and one Series D Warrant.  If all of the Placement Agent Warrants were exercised and the 10% Convertible Debenture issued thereon were converted into common stock (at a conversion price based on $4.00 per share, the market price on February 2, 2007) and the Warrants issued thereon were exercised, a total of 493,733 common shares would be issued.

Registrar and Transfer Agent

The Registrar and Transfer Agent for the common stock is:

  Olde Monmouth Stock Transfer Co.

200 Memorial Parkway

Atlantic Highlands, NJ 07716

732-872-2727

Market for the Common Stock

The Company’s common stock has been quoted on the OTC Bulletin Board since March 2005.  It is currently quoted under the trading symbol “CAXG.”   Prior to March 2005 the common stock was quoted on the Pink Sheets.

Set forth below are the high and low bid prices for each full quarter since July 1, 2004.  The reported bid quotations reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

Bid
Quarter Ending	High	Low
September 30, 2004	$ 5.16	$ 2.36
December 31, 2004	$ 2.36	$ 1.00
March 31, 2005	$ 4.40	$ 1.00
June 30, 2005	$ 8.00	$ .44

September 30, 2005	$ .60	$ .44
December 31, 2005	$ 1.60	$ .40
March 31, 2006	$ 19.60	$ 1.80
June 30, 2006	$ 10.00	$ 5.20

September 30, 2006	$ 6.00	$ 3.00
December 31, 2006	$ 5.60	$ 3.00

Our shareholders list contains the names of 280 registered shareholders of record.  Based on recent requests for materials that we mailed to shareholders, we believe that the number of beneficial shareholders exceeds 400.

MANAGEMENT’S PLAN OF OPERATIONS

You should read the following discussion in conjunction with our Financial Statements and the notes to the Financial Statements, which appear at the end of this prospectus.  A summary of the Financial Statements appears in the Prospectus Summary at the beginning of this prospectus.

China Aoxing has one operating subsidiary, Hebei Aoxing Pharmaceutical Group.  Since 2002 Hebei Aoxing has been engaged in developing its analgesic products, building its facilities, and obtaining the requisite licenses from the Chinese government. In June 2006 Hebei Aoxing obtained approval from the State Food and Drug Administration for it to commence sales of its Naloxone products.  It recently received final “good manufacturing standards” approval of its Naloxone Hydrocloride manufacturing facility and its Naloxone Hydrocloride injection manufacturing facility.

In the Fall of 2006 China Aoxing closed a private placement of securities that yielded it net proceeds in excess of $1.8 million.  With those funds, Hebei Aoxing has commenced manufacturing of the first product that it will take to market:  a traditional Chinese treatment for cough and cold named “Shuanghuanglian.”  Having recently received government approval of its analgesic manufacturing facilities, Hebei Aoxing will also use the proceeds of the offering to commence production and marketing of its Naloxone products.  Then it plans to introduce its Oxycodone products after the marketing of its Naloxone products has stabilized.  Assuming that Hebei Aoxing obtains the funds necessary to develop the production facilities for its Tilidine products ($15.3 million), the Company plans to introduce that product line by the end of 2008.

The Company’s largest expense during the three months ended September 30, 2006 was interest in the amount of $329,031.  For the year ended June 30, 2006 interest expense of $604,046 was our second largest category of expense.  At September 30, 2006 we had almost $12 million in debt, long and short-term, that we incurred to build our facilities.  Until Hebei Aoxing generates revenues from operations or secures capital infusions from investors, we will depend on loans to fund our ongoing development costs, and our interest expense will be high.

The Company’s second largest expense for the three months ended September 30, 2006 was the general and administrative expense in the amount of $258,299.  The decrease from the $402,389 in general and administration expense incurred in the three months ended September 30, 2006 was primarily attributable to one-time expenses incurred in the 2005 period.  More characteristic of the direction of the Company was the increase in general and administrative expense from $133,561 in the year ended June 30, 2005 to $772,862 in the year ended June 30, 2006.  Our general and administrative expenses are increasing due to the fact that Hebei Aoxing is now introducing its products to the market, and has ramped up its staffing for that purpose.  In addition, we are now incurring legal, accounting and bookkeeping fees in connection with our new reporting obligations as a public company.  On top of this, China Aoxing is now incurring expenses incidental to its status as a U.S. public company, such as the cost of maintaining a physical presence in the U.S. and expenses related to investor relations.  So the decrease in general and administrative expenses reported in the recent quarter should be considered an aberration.

Now that we are introducing our first products to the market, we will be adding to our expense burden significant marketing and production expenses.  The level of these expenses will be determined by the amount of our available cash, since it is our plan to devote all available resources to the task of marketing, producing, and selling our products, including the analgesics and the other products that are awaiting approval.

Since inception, the Company’s operations have been funded primarily by loans, including loans from stockholders and officers, short term borrowings from a local government, two loans from the Bank of China, a loan from a credit union, and other loans.  The balance of our borrowings as of September 30, 2006 (including the current portion of the long-term debt) totaled $11,804,449.  The infusion of cash at the end of the quarter will enable us to fund our debt obligations.

Despite the infusion of capital at the end of September 2006, Hebei Aoxing still has a substantial working capital deficit.  The balance sheet of China Aoxing and its subsidiaries at September 30, 2006, showed a working capital deficit of $4,748,117.  The greater portion of the deficit was represented by $3,038,402 due to the Bank of China in June, 2007. That payment is the current portion of two loans totaling $10,887,605 that call for annual payments over the next three years.  The loans bear interest at 5.58% per annum, and are collateralized by a first security interest in substantially all of Hebei Aoxing’s assets.

Hebei Aoxing expects to be able to service its debt to the Bank of China and its other debt obligations with cash flow from operations, assuming that it is successful in initiating production and sales the next few months.  This will free our cash reserves to be use to fund out growth.  Our ability to achieve financial stability, however, will depend on the success of our marketing efforts, which cannot be predicted at this time.   Therefore, we continue to actively seek investment capital, and expect to issue more equity securities for this purpose in the coming months.  From the proceeds of those offerings, we have committed to give $1,280,000 in cash and a long-term $1,800,000 note to our Chairman, Zhenjiang Yue, to purchase an additional 35% interest in Hebei Aoxing (which will bring our total interest in that subsidiary to 95%).  Any other funds obtained will be added to our working capital to fund the roll-out of our product lines.

Application of Critical Accounting Policies

The Company has not earned any revenue from operations.  Accordingly, the Company’s’ activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7.   The statements of the Company’s operations, stockholder’s equity and cash flows in its financial statements as at June 30, 2006 disclose activity since the Company’s inception (January 20, 2002).

In preparing our financial statements we are required to formulate working policies regarding valuation of our assets and liabilities and to develop estimates of those values.  In our preparation of the financial statements for fiscal year 2006, there was one estimate made which was (a) subject to a high degree of uncertainty and (b) material to our results.  That was the determination made, based on principles set forth in Note 2 to the Consolidated Financial Statements, that the book value of our property and equipment has not suffered any impairment.  We made that determination because we expect that the net revenue from our operations will, over the expected useful life of our property and equipment, exceed the book value of our property and equipment.

We made no material changes to our critical accounting policies in connection with the preparation of financial statements for fiscal year 2006.

Impact of Accounting Pronouncements

There were no recent accounting pronouncements that have had a material effect on the Company’s financial position or results of operations.  There was one recent accounting pronouncement that may have a material effect on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123R “Share-Based Payment.” This Standard addresses the accounting for transactions in which a company receives employee services in exchange for (a) equity instruments of the company or (b) liabilities that are based on the fair value of the company’s equity instruments or that may be settled by the issuance of such equity instruments. This Standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and requires that such transactions be accounted for using a fair-value-based method. The Standard is effective for fiscal years beginning after December 15, 2005. The Standard may adversely affect the Company’s results of operations if the Company issues a material quantity of stock options or similar instruments to its employees.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition or results of operations.

BUSINESS

China Aoxing Pharmaceutical was incorporated in the State of Florida on January 23, 1996 under the name of Central American Equities Corp.  Until recently, the Company was engaged in the business of owning and operating hotels and restaurants and real property in Costa Rica.  On July 31, 2006, the Company’s hotel assets were sold to the individuals who were the Company’s Board of Directors until April 18, 2006.

On April 18, 2006, Ostar Pharmaceutical, Inc., a Delaware corporation, was merged into a wholly-owned subsidiary of Central American Equities Corp.  As a result of the merger, the former stockholders of Ostar Pharmaceutical became owners of a majority of the voting power of the Company.  On July 6, 2006, the Company changed its name to “China Aoxing Pharmaceutical Company, Inc.” to better reflect the nature of its business.

Ostar Pharmaceutical owns 60% of Hebei Aoxing Pharmaceutical Group, which is involved in the business of manufacturing and distributing analgesic drugs in the People's Republic of China.  The remaining 40% of Hebei Aoxing is owned by Zhenjiang Yue and his family.  Mr. Yue is the Chairman of China Aoxing Pharmaceutical.  In September 2006 China Aoxing entered into an agreement with Mr. Yue under which China Aoxing will acquire an additional 35% interest in Hebei Aoxing from Mr. Yue.  As modified in January 2007, the agreement provides that the purchase price for the 35% interest will be $3,080,000, consisting of $1,280,000 in cash and a long-term promissory note for $1,800,000.  The acquisition will take place when China Aoxing has raised $5,000,000 from the sale of equity.  If that has not occurred prior to September 14, 2007, the acquisition agreement will terminate.

Founded in 2002, Hebei Aoxing is one of first nongovernmental enterprises to enter the analgesic industry in China.  In April 2002, the Chinese National Food and Drug Administration (“SFDA”) granted Hebei Aoxing Pharmaceutical Group a permit to produce analgesic drugs on a trial level. To date only two other companies possess this permit to manufacture analgesic medicines. In May, 2003, the Development and Reform Committee of Hebei Province approved the Company’s application for land requisition of 49.4 acres in the industrial zone of Xinle City.  In May 2004 Hebei Aoxing completed its initial facilities for an investment of 172 million RMB (U.S.D. $20 million).  In June 2004 the facilities received the necessary government certification.  The Company has also submitted the GMP-Qualification applications to the SFDA for its Naloxone Hydrochloride manufacturing facility and Naloxone Hydrochloride injection manufacturing facility.

To date, Hebei Aoxing has been involved in developing its facilities, conducting research and development, and obtaining the requisite approvals from the Chinese government.   On June 8, 2006, Hebei Aoxing received new drug registration approvals from the SFDA for both Naloxone Hydrochloride itself and the Naloxone Hydrochloride injections in various specifications.  Since it has recently obtained the necessary working capital, Hebei Aoxing will commence marketing and production of the Naloxone products as soon as it obtains final approval of its manufacturing facilities.

Products - Analgesic

Hebei Aoxing is currently equipped to manufacture a line of products based on Naloxone and a line of products based on Oxycodone.  If Hebei Aoxing is able to add $15.3 million to its capital, it intends to develop the capacity to manufacture a third line of products, this based on the Tilidine compounds that Hebei Aoxing has already developed.

Naloxone Series.  As an opioid antagonist, Naloxone has curative effects for pain, shock, alcoholism, and cerebral infarction.  Naloxone has shown limited side effects, and is widely applied in clinical treatment.  Naloxone or Naloxone Hydrochloride is recommended by the WHO (World Health Organization) to treat acute alcoholism and acute poisoning of opiod and nonopioid drugs. The Company’s application for a license to develop facilities to manufacture Naloxone was approved by China’s SFDA in January, 2005.

Naloxone Hydrochloride was developed by the DuPont Company, and was introduced into the US market in the 1970’s. Since then it has been introduced into the additional markets of Britain, Germany, France and Italy.  The Beijing Academy of Military Medical Sciences first used Naloxone Hydrochloride as morphine antagonist to ease the indication of breath suppression and awakening after a morphine-based anesthesia.  To date, two other Chinese companies have produced Naloxone:  Beijing Sihuan Pharmaceutical Co. Ltd. and Chengdu Beite Pharmaceutical Co. Ltd.  Market research by Hebei Aoxing indicates that the demand for Naloxone in China exceeds the domestic supply to a significant extent.

Oxycodone Series.  Oxycodone is a derivative of the semi-synthetic opioid alkaloid thebaine. Its pharmacological properties are similar to those of morphine. It is an activator of the opiod receptor, and is able to relieve acute pain.

In 1980’s, after the World Health Organization introduced the Three Step Principle in Cancer Pain Treatment, the production and consumption of Oxycodone increased quickly in the world. The effectiveness and safeness of Oxycodone in treating cancer pain have been acknowledged by the Chinese medicine community.  But since China does not produce

Oxycodone in bulk, the clinical application of Oxycodone is still impossible.  Although the SFDA had granted import licenses for Oxycodone controlled-release tablets (Oxycontin) and the composite capsule of Oxycodone and paracetamol (Tylox), most patients in China cannot afford the imported drugs.  Therefore the Chinese government is heavily committed to producing Oxycodone pharmaceuticals in bulk domestically.

Tilidine Series.  Tilidine is a new generation of analgesic drug characterized by its outstanding narcotic and analgesic effect and minimal side effects.  One particularly attractive characteristic of Tilidine is that it is non-addictive.  The product is primarily used to relieve physical pain and discomfort.

Tilidine is the second best seller after Oxycodone in the global analgesic market. The annual growth rate of Tilidine’s sales is 25%.  However since bulk production of Tilidine in China is non-existent, the per capita consumption of Tilidine is less than 1% of the average level in other industrialized countries. Hebei Aoxing is currently seeking to obtain capital to fund its development of manufacturing facilities for Tilidine production, with the goal of meeting the domestic demand for the product.

Products – Cough and Congestion

Hebei Aoxing has also developed a number of products that relieve symptoms of cough and cold.  It received the government permit to commence marketing these products in the fourth quarter of 2006, and has initiated production of Shuanghuanglian, a traditional Chinese treatment for cough and cold that was the largest selling cold remedy in China in 2005.  Future product offerings will include:

Compound Pholcodine Syrup.   This Syrup tranquilizes cough, removes phlegm, and eases nasal congestion.  It also has a limited capacity to relieve asthma symptoms. The Syrup can be used in treating coughs caused by acute bronchitis and respiratory infections.   Preclinical research on acute and chronic toxicity shows that Pholcodine’s toxicity is lower than that of codeine. Repeated drug administrations do not cause obvious drug tolerance and astriction. Pholcodine does not have convulsion central virulence and its central tranquilizing effect is strong.

Zhi Ke Bao Pian.   This Cough Reliever is a traditional Chinese medicine compound made from the opium poppy.  The Cough Reliever can be used to remove phlegm and relieve cough. This product has been listed in the First Pharmacopoeia of the People’s Republic of China.  The Cough Reliever has been applied in clinical treatment for a long period and has proven to be safe and highly effective. It does not have any toxic side-effect.

Research and Development Expenditures

Hebei Aoxing has spend $166,888 on research and development from inception (January 20, 2002) to June 30, 2006.  Its research and development expense during fiscal 2006 was $136,039.

The Market

For the foreseeable future, Hebei Aoxing intends to focus its marketing efforts exclusively in China.  Because China is only now developing a domestic supply of bulk analgesics, the market potential is sufficient to fully occupy the Company’s efforts.

China entered the “Single Convention on Narcotic Drugs, 1961” in 1985, which resulted in the gradual loosening of government policy toward the control of analgesic supplies.  Before 2000, the per capita consumption of analgesics in China was less than 1% of the per capita consumption in industrialized countries. There were only six varieties of analgesics available in production.  By 2005, Chinese government has approved the production of 11 varieties of analgesics.  In the near future, patients in China will find 30 varieties and over 80 specifications of different types of analgesics. Since 1993, the annual growth rate of analgesic sales in China has been, on average, 35%. If the drug consumption per capita in China reaches the level of industrialized countries, the market size will exceed $50 billion.

Employees

Hebei Aoxing currently has 186 employees, including 126 full-time employees. There are 36 employees in middle and senior management team, all having college degrees; 46 employees in the R&D department, among whom 14 employees have Master’s degrees and 22 employees have Bachelor’s degrees. There are 126 workers at the production line.  52% of them have at least a high school diploma.

Properties

The Company’s facilities are located in Xinle City, Shijiazhuang, Hebei province, about 143 miles from Beijing.   The headquarters of Hebei Aoxing currently cover 29.6 acres of the 49.4 leased by Hebei Aoxing.  The land lease expires in 2053.  On that land, the Company has located a building complex that offers an aggregate of 32,268 m2 in floor space.  The complex includes office facilities, research facilities, 13,000 m2 in factory space, and a five story residential facility for employees.

The Company’s technology center is the 4600 m2 Aoxing Special Medicine Research Center. The Research Center is equipped with advanced pharmaceutical research facilities, including  troche testing equipment, capsule testing equipment, injection testing equipment, composition testing equipment, chemical analysis equipment, and Chinese traditional medicine extraction testing equipment. The Center is equipped to conduct the research and pilot experimental production of new medicines. The central laboratory of the Research Center includes a precision instrument room, normal instrument room, heating chamber laboratory, chemical reagent room, bacteria inspection room, culture room, specimen room, and observation room. The facility is capable of conducting the entire quality-control supervision and inspection process of raw material, supplementary materials, crude and finished product. The employee training center located in the Research Center has advanced teaching facilities, and is capable of long-distance training and education.  The Company has also established close relationships with the Beijing Medical University, the Academy of Military Medical Science, and the Shanghai Medical University.

The Company’s factories are equipped with capsule filling machinery manufactured by the Bosch Group of Germany and automatic box filling equipment manufactured by the Uhlmann Company in Germany. The production capacity of the first stage analgesic project can reach 140 million capsules, 160 million pieces of troche, 100 million pieces of injection, 100 million pieces of oral liquid and 100 million bags of palletized granule. The supporting facilities, such as the extraction workshop, engine house, thermal workshop, storehouse, office building, and employee housing, have all been completed

MANAGEMENT

The following individuals are the members of China Aoxing’s Board of Directors and its executive officers.

Name

Age

Position

Zhenjiang Yue

46

Director, Chief Executive Officer,

Chief Financial Officer

Hui Shao

39

Senior Vice President of Finance

Zhenjiang Yue.  In 2000, after securing the approval of the Hebei Provincial Government, Mr. Yue established the Hebei Aoxing Group.  Since 2000, Mr. Yue has been employed as the President and General Manager of Hebei Aoxing Pharmaceutical Co. Ltd.  Prior to organizing Hebei Aoxing, Mr. Yue was engaged in senior management of a number of private enterprises, including a carpet factory, a precast metal factory, the Hebei Brewery Plant, and China Aoxing Food & Brewery Co. Ltd.  As a result of his entrepreneurial activities, Mr. Yue was named “Leader in the Science & Technology Development Project of the Communist Youth League” and “Youth Entrepreneur of Hebei Province.”  Mr. Yue has also served as the Vice President of the Pharmaceutical Association of Shijiazhuang City, the Vice President of the Non-Governmental Entrepreneur Association of Hebei Province, the Vice President of Fuxi Culture Research Association of China, and the President of the Zhouyi Research Association of Xinle City.

Hui Shao joined China Aoxing in 2007 after ten years working in various aspects of the pharmaceutical industry.  During the past three years Dr. Shao served as healthcare analyst for investment firms, initially Mehta Partners LLC and then Kamunting Street Asset Management.  Previously Dr. Shao was employed as a Principal Scientist by Roche Pharmaceuticals in Nutley, New Jersey.  Dr. Shao was awarded a B.S. in Polymer Chemistry at the University of Science and Technology in China.  He then earned a Ph.D. in Organic Chemistry at the University of California, San Diego, and an M.B.A. in Finance and Accounting at New York University

Nominating and Audit Committee

The Board of Directors does not yet have an audit committee or a nominating committee due to the small size of the Board.  The Board also does not have an “audit committee financial expert” within the definition given by the Regulations of the Securities and Exchange Commission.  The members of the Board expect to recruit an audit committee financial expert to join the Board during the coming year.

Executive Compensation

This table itemizes the compensation paid to Zhenjiang Yue by Hebei Aoxing Pharmaceutical Co., Ltd. for services as its Chief Executive Officer during the past three years.  There was no officer of Ostar Pharmaceutical or Hebei Aoxing whose salary and bonus for services rendered during the year ended June 30, 2006 exceeded $100,000.

Year

      Salary

Zhenjiang Yue .................

2006

   $ 37,500

2005

      25,000

2004

      25,000

Remuneration of Directors

China Aoxing has not adopted any policy regarding compensation of members of the Board of Directors, and has not paid any cash remuneration to any member of the Board.

Equity Compensation Plan Information

The information set forth in the table below regarding equity compensation plans (which include individual compensation arrangements) was determined as of June 30, 2006.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders.......	0	--	0
Equity compensation plans not approved by security holders......	0	--	0
Total..............	0	--	0

Other Transactions Between China Aoxing Pharmaceutical Company and its Management

In September 2006 China Aoxing entered into an agreement with its Chairman, Zhenjiang Yue, under which China Aoxing will acquire an additional 35% interest in Hebei Aoxing from Mr. Yue.  As modified in January 2007, the agreement provides that the purchase price for the 35% interest will be $3,080,000, consisting of $1,280,000 in cash and a long-term promissory note for $1,800,000.  The note will bear interest at 5.6% per annum.  Principal and interest on the note will be payable only from positive cash flow from operations and will not be payable within the first year after the note is issued.  Principal and interest will be payable in cash or equity at the option of China Aoxing.  China Aoxing’s obligations under the note will be subordinated to other debt.  The acquisition will take place when China Aoxing has raised $5,000,000 from the sale of equity.  If that has not occurred prior to September 14, 2007, the acquisition agreement will terminate.

Limitation of Liability and Indemnification

Our bylaws provide that we will indemnify our directors and officers against liabilities arising from their service as directors and officers. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provision or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of the date of this prospectus by the following:

•

each shareholder known by us to own beneficially more than 5% of our common stock on a fully-diluted basis;

•

Zhenjiang Yue, our Chief Executive Officer

•

each of our directors; and

•

all directors and executive officers as a group.

There are 40,163,541 shares of our common stock outstanding.  Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below have sole voting power and investment power with respect to their shares,  subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

In computing the number of shares beneficially owned by a person and the percent ownership of that person, we include shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days. We do not, however, include these “issuable” shares in the outstanding shares when we compute the percent ownership of any other person.

Name and Address of	Amount and Nature of		Percent
Beneficial Owner(1)	Beneficial Ownership(2)		of Class
Zhenjiang Yue	8,000,000	(3)	19.9%

All directors and officers	8,050,000		20.0%
as a group (2 persons)
Yumin Yue(4)	3,000,000		7.5%
Yifa Yue(4)	3,000,000		7.5%
Jinshuan Yue(4)	2,800,000		7.0%
Huaqin Zhou	2,200,000		5.5%

__________________________________

(1)

Unless otherwise indicated, the address of each owner is c/o Hebei Aoxing Pharmaceutical Co., Ltd., No. 1 Industry District, Xinle City, Hebei Province, China 050700.

(2)

Unless otherwise indicated, all shares are held of record.

(3)

Includes 3,000,000 shares (fully-diluted) owned of record by Mr. Yue’s spouse, Cuiying Hao.

(4)

Yumin Yue, Yifa Yue and Jinshuan Yue are, respectively, the adult daughter, adult son, and father of Zhenjiang Yue.

SELLING SHAREHOLDERS

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of our common stock by the Selling Shareholders.  All of the Selling Shareholders acquired their Convertible Debentures, Warrants or Placement Agent Warrants in a private offering by China Aoxing that was completed in the Fall of 2006.   All of the shares now owned by the Selling Shareholders are being offering by means of this Prospectus.  Upon completion of the Offering, none of the Selling Shareholders will own any of the shares that they beneficially own at this time.

The column headings have the following meanings:

Shares Owned on Conversion of Debenture.  Except where indicated in the footnotes, shares in this column represent the number of shares that the Selling Shareholder could acquire if he or she converted a 10% Convertible Debenture when the market price was $4.00, which was the market price on February 2, 2007.

Shares Owned on Exercise of Warrants.  Represents the number of shares that the Selling Shareholder could acquire by exercising Series A Warrants ($2.50 per share), Series B Warrants ($3.50), Series C Warrants ($4.50) and Series D Warrants ($5.50) that the Selling Shareholder now owns.

Shares Owned on Exercise of P.A. Warrants.  These Selling Shareholders acquired Placement Agent Warrants in compensation for placement services to China Aoxing during its private placement.  The number of shares in the column represents the shares that the Selling Shareholder would acquire if he or it exercised the Placement Agent Warrant, then converted the 10% Convertible Debenture (at a conversion price based on $4.00 per share, the market price on February 2, 2007) and exercised the Warrants that he/it acquired upon exercise of the Placement Agent Warrant.

	Shares Owned
	On Conversion	On Exercise	On Exercise of
Name	of Debenture	of Warrants	P.A. Warrants	Shares Offered

American Union Securities, Inc.	1,000,000(1)	--	44,436	1,044,436
Raymond Anderson	8,333	50,000	--	58,333
Christine & Eric Bachelor	33,333	200,000	--	233,333
Millenium Trust Co, LLC fbo Robert Becker	16,666	100,000	--	116,666
Sally Lampe Boyd	66,666	400,000	--	466,666
Emmy Lou Bradt, Trustee	3,333	20,000	--	23,333
Valerie Cheeseman	16,666	100,000	--	116,666
Cluff Family Revocable Trust	33,333	200,000	--	233,333
National Financial Services fbo John T. Comerford	33,333	200,000	--	233,333
James M. Duenow	16,666	100,000	--	116,666
Christopher & Carolyn Eigel	33,333	200,000	--	233,333
Robert Fairchild	16,666	100,000	--	116,666
Judith Foester	13,333	80,000	--	93,333
Leonora Garro	16,666	100,000	--	116,666
David Grossman	8,333	50,000	--	58,333
Jeffrey Grossman & Elizabeth Grace	16,666	100,000	--	116,666
William Kelly	--	--	38,402	38,402
John C. Leo	200,000(1)	--	103,679	303,679
Mayada Ani Logue Trust	33,333(2)	150,000	--	183,333
MacCollum Family Trust	16,666	100,000	--	116,666
Michael Meehan	14,000	84,000	--	98,000
Robin Meehan	24,000	144,000	--	168,000
Christian Mogelvang and Sandra Mogelvang	16,666	100,000	--	116,666
Timothy Murphy	--	--	38,402	38,402
Eldren Nalley	16,666	100,000	--	116,666
Peter M. Nalley	33,333	200,000	--	233,333
William Peery	9,000	54,000	--	63,000
Alan Power Revocable Trust	13,333	80,000	--	93,333
Syed Razi, Mahpara Razi, and Imran Razi	25,000(3)	100,000	--	125,000
W. Scott & Brenda Rhinehart	16,666	100,000	--	116,666
Michael Rule	--	--	38,402	38,402
David Schroeder, Trustee	50,000	300,000	--	350,000
Wendell Smoot Profit Sharing Plan	50,000	300,000	--	350,000
Richard Talley	--	--	230,412	230,412
Templar Holdings	16,666	100,000	--	116,666
Roger Van Wagner & Darlene Van Wagner	16,666	100,000	--	116,666
Vesst Investment Partners	3,333	20,000	--	23,333
P. James Voloshin	33,333	200,000	--	233,333

____________________________________

(1)

The shares listed in this column represent 1,000,000 shares already owned by American Union Securities and 200,000 shares already owned by John C. Leo, who is the President of American Union Securities.  They acquired the shares in connection with the reverse merger of Hebei Aoxing into China Aoxing in April 2006.

(2)

This shareholder owns 25,000 common shares and a convertible debenture in the amount of $25,000.

(3)

These shareholders own common stock in the amount shown in this column, and do not own convertible debentures.

Relationship with China Aoxing Pharmaceutical Company

None of the Selling Shareholders has had any relationship with China Aoxing Pharmaceutical Company within the past three years, except as follows:

American Union Securities, Inc. served as consultant to Hebei Aoxing Pharmaceutical Group in connection with its reverse merger into China Aoxing Pharmaceutical Company.  As a result of the merger, American Union Securities, persons associated with American Union Securities, and persons associated with the consulting company that introduced Hebei Aoxing to American Union Securities acquired shares of common stock of China Aoxing.  John C. Leo, the President of American Union Securities, acquired 200,000 and American Union Securities acquired 1,000,000 of such shares.

From August 2006 through November 2006 American Union Securities acted as Placement Agent for a private placement of securities by China Aoxing.  The gross proceeds of the offering were $2,116,000.  In compensation for its services, China Aoxing paid to American Union Securities a fee of $275,080 (13%).  China Aoxing also issued to American Union Securities five year Placement Agent Warrants to purchase 105,800 units of securities for $2.00 per unit, each unit consisting of a 10% Convertible Debenture in the principal amount of $2.00, one Series A Warrant, one Series B Warrant, one Series C Warrant and one Series D Warrant.  American Union Securities assigned to its President, John C. Leo, 22,217 of the Warrants.

American Union Securities was assisted in the private placement by other registered broker-dealers.  In compensation for their assistance, American Union Securities transferred to them a portion of the compensation it received from China Aoxing.  Specifically, American Union Securities paid to Talley & Co., a broker-dealer controlled by Richard Talley $142,870 and assigned the Placement Agent Warrants as follows:  Richard Talley – 49,374 Warrants, William Kelly – 8,229 Warrants, Timothy Murphy – 8,229 Warrants, Michael Rule – 8,229 Warrants.

P. James Voloshin served as a member of the Board of Directors of China Aoxing Pharmaceutical Company from April 2004 until April 2006, when he and the other members of the Board resigned in connection with the reverse merger of Hebei Aoxing into China Aoxing Pharmaceutical Company.  In March 2006 Mr. Voloshin and the other two members of the Board received from China Aoxing an option to purchase the Costa Rican resort business then operated by China Aoxing.  The three former directors exercised the option and on July 31, 2006 purchased the resort business from China Aoxing for $300,000.

Plan of Distribution

The selling shareholder may sell the shares on the OTC Bulletin Board at prevailing market prices or at privately negotiated prices, including, but not limited to, one or more of the following types of transactions:

•

ordinary brokers’ transactions;

•

transactions involving cross or block trades

•

purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;

•

“at the market” to or through market makers or into an existing market for our common stock;

•

in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•

through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise);

•

in privately negotiated transactions; or

•

to cover short sales.

In effecting sales, brokers or dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate in the resales.  The selling shareholder may enter into hedging transactions with broker-dealers, and in connection with those transactions, broker-dealers may engage in short sales of the shares.  The selling shareholder may also sell shares short and deliver the shares to close out the short position.  The selling shareholder may also enter into option or other transactions with broker-dealers that require the delivery to the broker-dealers of the shares, which the broker-dealer may resell using this prospectus.  The selling shareholder may also pledge the shares to a broker-dealer and, upon a default, the broker or dealer may effect sales of the pledged shares using this prospectus.

Brokers, dealers or agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholder in amounts to be negotiated in connection with the sale.  The selling shareholder and any participating brokers or dealers will be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales, and any such commission, discount or concession may be deemed to be underwriting compensation.

Information as to whether underwriters whom the selling shareholder may select, or any broker-dealer, is acting as principal or agent for the selling shareholder, the compensation to be received by underwriters that the selling shareholder may select or by any broker or dealer acting as principal or agent for the selling shareholder, and the compensation to be paid to other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus.  Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchases any of the shares from or through such broker or dealer.

We have advised the selling shareholder that, during any time when it is engaged in a distribution of the shares, it is required to comply with Regulation M promulgated under the Securities Exchange Act.  With certain exceptions, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of our common stock.

We will not receive any of the proceeds from the selling shareholder’s sale of its common stock.

LEGAL MATTERS

The validity of the common stock which the selling shareholder is selling by means of this prospectus has been passed upon by our counsel, Robert Brantl, Esq., 52 Mulligan Lane, Irvington, NY 10533.

EXPERTS

The financial statements of China Aoxing Pharmaceutical Company, Inc. for the years ended June 30, 2006 and 2005 included in this prospectus and in the registration statement have been audited by Paritz & Company, P.A., independent registered public accountants, to the extent and for the periods set forth in their report appearing elsewhere in this prospectus and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits and schedules, under the Securities Act with respect to the shares to be sold in the offering. This prospectus does not contain all the information set forth in the registration statement.  In particular, the statements in this prospectus regarding the contents of contracts, agreements or other documents are not necessarily complete.  You can find further information about us in the registration statement and the exhibits and schedules attached to the registration statement.  In addition, we file annual, quarterly and current reports, proxy statements and other information with the Commission, which may assist you in understanding our company.

You may read and copy the registration statement or any reports, statements or other information that we file at the Commission's Public Reference Room at 100 F Street, N.E, Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our Commission filings, including the registration statement, are also available to you on the Commission's Web site at http://WWW.SEC.GOV.

We do not currently send annual reports to our shareholders, due to the expense involved.  Until our resources permit, we do not expect to send annual reports unless we are soliciting proxies for an annual meeting of shareholders.  You may, however, obtain a copy of our annual or our quarterly report to the Commission by writing to us at our executive offices.

INDEX TO FINANCIAL STATEMENTS

I.

Audited Financial Statements for the Years

Ended June 30, 2006 and 2005:

Report of Independent Registered Public Accounting Firm…………………...…

F-1

Balance Sheets…………………………...………………………………………

F-2

Consolidated Statements of Operations ...…………………………………………

F-3

Consolidated Statement of Changes in Stockholders’ Equity and

    Comprehensive Income……………………………..…………………………..

F-4

Consolidated Statements of Cash Flows…………………………………..……….

F-5

Notes to Consolidated Financial Statements……………………………………..

F-6

II.

Unaudited Financial Statements for the Three Month

Periods Ended September June 30, 2006 and 2005:

Balance Sheets…………………………...………………………………………

F-12

Consolidated Statements of Operations ...………………………………………

 F-13

Consolidated Statements of Cash Flows…………………………………..……

F-15

Notes to Consolidated Financial Statements……………………………………

F-16

Paritz & Company, P.A.	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201)342-7753 Fax: (201) 342-7598 E-Mail: paritz @paritz.com
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Board of Directors

China Aoxing Pharmaceutical Co., Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of China Aoxing Pharmaceutical Co., Inc. and Subsidiaries (a development stage company) as of June 30, 2006 and 2005 and the related consolidated statements of operations and changes in stockholders= equity and cash flows for the years ended June 30, 2006 and 2005 and for the period from inception (January 20, 2002) to June 30, 2006.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown on the accompanying balance sheet, the Company’s current liabilities exceeded its current assets by $5,404,940 and the Company has not earned any revenues from operations since inception.  These circumstances raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of  China Aoxing Pharmaceutical Co., Inc. and Subsidiaries (a development stage company) as of June 30, 2006 and 2005, and the results of its operations and its cash flows for the years ended June 30, 2006 and 2005 and the  period from inception (January 20, 2002) to June 30, 2006 in conformity with accounting principles generally accepted in the United States.

Paritz & Company, P.A.

Hackensack, New Jersey

August 22, 2006, except for Note 10

which is dated September 28, 2006

CHINA AOXING PHARMACEUTICAL CO., INC. AND SUBSIDIARIES

 (A Development Stage Company)

BALANCE SHEETS

(U.S. $)

----------------JUNE 30,---------------
2006	2005

ASSETS
CURRENT ASSETS:
Cash	$ 777	$ 36,993
Other receivables	-	7,529
Prepaid expenses	156,463	135,953
TOTAL CURRENT ASSETS	157,240	180,475

PROPERTY AND EQUIPMENT, NET OF
ACCUMULATED DEPRECIATION	17,822,043	17,513,036

TOTAL ASSETS	$17,979,283	$17,693,511

LIABILITIES AND STOCKHOLDERS= EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$ 249,798	$ 759,023
Accounts payable	789,957	-
Loans payable – other	499,849	-
Due to stockholders and officers	29,014	39,963
Accrued expenses and taxes payable	995,998	525,348
Current portion of long-term debt	2,997,564	511,676
TOTAL CURRENT LIABILITIES	5,562,180	1,836,010

LONG-TERM DEBT	7,898,582	10,016,291

STOCKHOLDERS= EQUITY	4,518,521	5,841,210

TOTAL LIABILITIES AND STOCKHOLDERS= EQUITY	$17,979,283	$17,693,511

See notes to financial statements

CHINA AOXING PHARMACEUTICAL CO., INC. AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. $)

-------YEAR ENDED JUNE 30,------ 2006 2005			FROM INCEPTION (JANUARY 20, 2002) TO JUNE 30, 2006
INTEREST INCOME	$ -	$ 12,307	$ 18,721

COSTS AND EXPENSES (INCOME):
Research and development costs	136,039	29,464	166,888
General and administrative expenses	772,862	133,561	1,271,652
Interest expense	604,046	589,013	1,492,525
TOTAL COSTS AND EXPENSES (INCOME)	1,512,947	752,038	2,931,065

NET LOSS	$(1,512,947)	$(739,731)	$(2,912,344)

See notes to financial statements

CHINA AOXING PHARMACEUTICAL CO., INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

AND COMPREHENSIVE INCOME

(Unaudited)

(US $)

	COMMON STOCK	ADDITIONAL PAID-IN CAPITAL	(ACCUMULATED DEFICIT) RETAINED EARNINGS	OTHER COMPREHENSIVE INCOME	TOTAL STOCK HOLDERS’ EQUITY	COMPREHENSIVE INCOME
Contribution by affiliated company of equipment in exchange for common stock	$ 724,069	$ -	$ -	$ -	$ 724,069	$ -

Net loss	-	-	(28,657)	-	(28,657)	(28,657)

BALANCE – JUNE 30, 2002	724,069	-	(28,657)	-	695,412	(28,657)

Net Loss	-	-	(66,401)	-	(66,401)	(66,401)

BALANCE – JUNE 30, 2003	724,069	-	(95,058)	-	629,011	(95,058)

Contribution by affiliated company of right to use land in exchange for common stock	6,516,624	-	-	-	6,516,624	-

Net loss	-	-	(564,608)	-	(564,608)	(564,608)

Translation adjustment	-	-	-	(40)	(40)	(40)

BALANCE – JUNE 30, 2004	7,240,693	-	(659,666)	(40)	6,580,987	(659,706)

Net loss	-	-	(739,731)	-	(739,731)	(739,731)

Translation adjustment	-	-	-	(46)	(46)	(46)

BALANCE – JUNE 30, 2005	7,240,693	-	(1,399,397)	(86)	5,841,210	(1,399,483)

Common stock, par value $0.001 100,000,000 shares authorized 40,000,000 shares issued and outstanding	40,000	-	-	-	40,000	-

Preferred stock, par value $0.001 300,000 shares authorized 277,018 shares issued and outstanding	277	-	-	-	277	-

Effect of stock splits and return of shares	(7,240,693)	7,200,416	-	-	(40,277)	-

Net loss	-	-	(1,512,947)	-	(1,512,947)	(1,512,947)

Translation adjustment	-	-	-	190,258	190,258	190,258

BALANCE – JUNE 30, 2006	$ 40,277	$7,200,416	$(2,912,344)	$190,172	$4,518,521	$(2,722,172)

See notes to financial statements

CHINA AOXING PHARMACEUTICAL CO., INC. AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. $)

---YEAR ENDED JUNE 30,--- 2006 2005	FROM INCEPTION (JANUARY 20, 2002) TO JUNE 30, 2006

OPERATING ACTIVITIES:
Net loss	$(1,512,947)	$(739,731)	$(2,912,344)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation	321,933	187,440	595,952
Changes in operating assets and liabilities:
Other receivables	7,792	14,185	-
Prepaid expenses and sundry current assets	(15,756)	(93,197)	(156,463)
Accounts payable	4,390	(107,470)	789,957
Accrued expenses, taxes and sundry current liabilities	460,023	436,068	995,998
NET CASH USED IN OPERATING ACTIVITIES	(734,565)	(302,705)	(686,900)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(74,408)	(1,368,092)	(11,177,303)
NET CASH USED IN INVESTING ACTIVITIES	(74,408)	(1,368,092)	(11,177,303)

FINANCING ACTIVITIES:
Short-term bank borrowings	249,798	-	249,798
Other borrowings	499,849	-	499,849
Bank borrowings	-	-	10,896,147
Loans to (repayment of) loans from stockholders and officers	7,743	(51,546)	29,014
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	757,390	(51,546)	11,674,808

EFFECT OF EXCHANGE RATE ON CASH	15,367	169	190,172

INCREASE (DECREASE) IN CASH	(36,216)	(1,722,174)	777

CASH – BEGINNING OF PERIOD	36,993	1,759,167	-

CASH – END OF PERIOD	$ 777	$ 36,993	$ 777

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
NON-CASH FINANCING ACTIVITIES:
Common stock issued to exchange property and equipment	$ -	$ -	$7,240,692

See notes to financial statements

CHINA AOXING PHARMACEUTICAL CO., INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED JUNE 30, 2006

1

REVERSE MERGER

China Aoxing Pharmaceutical Company, Inc. (the “Company”) was incorporated in the State of Florida on January 23, 1996 as Central American Equities Corp. (“CAE”).  Until recently, the Company owned and operated hotels and restaurants and real property in Costa Rica.  On July 31, 2006, the Company’s hotel assets were sold to the individuals who were the Company’s Board of Directors until April 18, 2006.

On April 18, 2006, Ostar Pharmaceutical, Inc. (“Ostar”), a Delaware Corporation, was merged into a wholly-owned subsidiary of CAE.  As a result of the merger, the former stockholders of Ostar became owners of a majority of the voting power of the Company.  On July 6, 2006, the Company changed its name to China Aoxing Pharmaceutical Company, Inc.

Ostar owns 60% of Hebei Aoxing Pharmaceutical Group (“Hebei”) which manufactures and distributes analgesic drugs in the People’s Republic of China (“PRC”).  The remaining 40% is owned by the Chairman of the Company.

 In connection with the merger, CAE issued 9,866,153 shares of common stock and 297,018 shares of a new Series C Preferred Stock.  The preferred stock was subsequently converted into 29,598,500 shares of common stock.

The above merger and sale of the hotels have been accounted for as a reverse merger, since the former shareholders of Hebei effectively control the Company and the only operations of the Company are solely those of Hebei.

2

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company

The Company has been developing its facilities, conducting research and development, and obtaining the requisite approvals from the Chinese government and since inception, has not earned any revenue from operations.  Accordingly, the Company=s activities have been accounted for as those of a ADevelopment Stage Enterprise@, as set forth in Financial Accounting Standards Board Statement No. 7 (ASFAS 7").     Among the disclosures required by SFAS 7 are that the Company=s financial statements be identified as those of a development stage company, and that the statements of operations, stockholder=s equity and cash flows disclose activity since the date of the Company=s inception.

The Company intends to manufacture and market analgesic products in China.

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.  Actual results could differ from those estimates.

CHINA AOXING PHARMACEUTICAL CO., INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED JUNE 30, 2006

Cash

The Company includes in cash and cash equivalents all short-term, highly liquid investments that mature within three months of their acquisition date.  Cash equivalents consist principally of investments in interest-bearing demand deposit accounts and liquidity funds with financial institutions and are stated at cost, which approximates fair value.

The Company maintains cash and cash equivalents with financial institutions in the PRC.  The Company performs periodic evaluation of the relative credit standing of financial institutions that are considered in the Company=s investment strategy.

New accounting pronouncements

In December 2004, the FASB issued SFAS No, 123-R, “Share-Based Payment” to replace SFAS No. 123, “Accounting for Stock-Based Compensation” and APB Opinion No. 25, “Accounting for Stock Issued to Employees.”  SFAS 123-R requires, among other things, that all share-based payments to employees, including grants of stock options, be measured at the grant-date fair value and recognized as expense in the financial statements.  Unless observable market prices exist, the grant-date fair value is estimated using an appropriate option-pricing model as determined by management.  Management believes the adoption of SFAS 123-R will have a material impact on the Company’s consolidated results of operations and earnings per share.

In March 2005, the SEC issued Staff Accounting Bulletin No. 107, “Share-Based Payment” (SAB107”).  SAB 107 provides the SEC’s view on the interaction between SFAS 123-R and certain SEC rules and regulations.  Specifically, SAB 107 provides guidance on share-based payment transactions with non-employees, valuation methods, accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, capitalization of compensation costs relate to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123-R, the modification of employee share options prior to adoption of SFAS 123-R and disclosures in Management’s Discussion and Analysis subsequent to adoption of SFAS 123-R.  In the opinion of management, the adoption of SAB 107 will not have a material impact on the Company’s implementation of SFAS 123-R.

In May 2005, the FASB issued SFAS No, 154, “Accounting Changes and Error Corrections” which replaces Accounting Principles Board Opinion (“APB”) No. 20 “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements – an Amendment of APB Opinion No. 28” and changes the requirements for the accounting for, and reporting of, a change in accounting principle.  SFAS 154 requires retrospective application to prior period financial statements (to the extent practicable) of changes in accounting principle instead of recognition of the cumulative effect of the change in net income in the period of the change as required by APB No 20.  SFAS 154 also requires that a change in depreciation or amortization be accounted for as a change in accounting estimate affected by a change in accounting principle.  In the opinion of management, adoption of SFAS 154 will not have a material effect on the Company’s consolidated results of operations and financial position.

CHINA AOXING PHARMACEUTICAL CO., INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED JUNE 30, 2006

Property and equipment

Property and equipment are recorded at cost.  Depreciation is provided in amounts sufficient to amortize the cost of the related assets over their useful lives using the straight line method for financial reporting purposes, whereas accelerated methods are used for tax purposes.

The Company leases a parcel of land, on which the office and production facilities of the Company are situated, pursuant to a real estate contract from the local government of the PRC government expiring in 2053.

Maintenance, repairs and minor renewals are charged to expense when incurred.  Replacements and major renewals are capitalized.

Impairment of long-lived assets

The Company accounts for the impairment of long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable.  For assets that are to be held and used, an impairment is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value.  If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value.  Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable.  Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

Research and development costs

Research and development costs are charged to expenses as incurred.

Deferred income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (ASFAS 109") which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  In addition, SFAS 109 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

Currency translation

Since the Company operates solely in the PRC, the Company=s functional currency is the Chinese Yuan (ARMB@).    Assets and liabilities are translated into U.S. Dollars at the June 30th exchange rates and records the related translation adjustments as a component of other comprehensive income (loss).  Revenue and expenses are translated using average exchange rates prevailing during the period.  Foreign currency transaction gains and losses are included in current operations.

CHINA AOXING PHARMACEUTICAL CO., INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED JUNE 30, 2006

3

PROPERTY AND EQUIPMENT

A summary of property and equipment and the estimated lives used in the computation of depreciation and amortization is as follows:

-------------Amount--------------			Life
June 30, 2006		June 30, 2005

Right to use land	$ 6,744,520	$ 6,516,624	Life of lease
Building and building improvements	9,487,270	9,216,933	39 years
Machinery and equipment	1,611,207	1,486,995	5-8 years
Furniture and fixtures	287,597	276,672	5-8 years
Automobiles	287,401	277,690	3-5 years
	18,417,995	17,774,914
Accumulated depreciation	595,952	261,878
	$17,822,043	$17,513,036

4

DUE TO STOCKHOLDERS AND OFFICERS

The amounts due officers bear interest at 6.75% per annum and are due on demand.  The amounts due stockholders are non-interest bearing and are due on demand.

5

SHORT-TERM BORROWINGS

Short-term borrowings consist of non-interest bearing note payable to a local government and are due three months after the Company is listed on NASDAQ.

6

LOANS PAYABLE - OTHER

Loans payable – other consists of various loans to unrelated third parties which are due on demand and bear interest as follows:

Non-interest bearing	$465,661
Weighted average interest rate of 10.5%	34,188
$499,849

CHINA AOXING PHARMACEUTICAL CO., INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED JUNE 30, 2006

7           LONG-TERM DEBT

Long-term debt consists of the following:

Notes payable to a bank bearing interest at 5.58% per annum and due as follows:
Year ended June 30,
2007	$ 2,997,564
2008	3,622,057
2009	4,121,651
10,741,272
Note payable to credit union bearing interest at 6.635% and due December 31, 2007	154,874
10,896,146
Less current portion	2,997,564
$ 7,898,582

The notes payable bank are collateralized by a first security interest in substantially all assets of the Company and $4,995,940 is guaranteed by a vendor of the Company.  The note payable to the credit union is personally guaranteed by the majority stockholder of the Company.

8

RISK FACTORS

Vulnerability due to Operations in PRC

The Company=s operations may be adversely affected by significant political, economic and social uncertainties in the PRC.  Although the PRC government has been pursuing economic reform policies for more than 20 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC=s political, economic and social conditions.  There is also no guarantee that the PRC government=s pursuit of economic reforms will be consistent or effective.

Substantially all of the Company=s businesses are transacted in RMB, which is not freely convertible.  The People=s Bank of China or other banks are authorized to buy and sell foreign currencies at the exchange rates quoted by the People=s Bank of China.  Approval of foreign currency payments by the People=s Bank of China or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

CHINA AOXING PHARMACEUTICAL CO., INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED JUNE 30, 2006

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk are primarily cash and cash equivalents.  As of June 30. 2006, substantially all of the Company=s cash and cash equivalents were managed by financial institutions.

Other Risks

Although the process of approval by the government of the PRC to manufacture pharmaceuticals is in its final stages, there is no assurance that such approval will be obtained.  Failure to obtain such approvals could have a material adverse effect on the Company’s planned operations.

9

REVERSE STOCK SPLIT

All statements regarding the Company’s common stock have been adjusted to give retroactive effect to the July 6, 2006 one-for-four reverse split.

10

SUBSEQUENT EVENTS

A

On September 26, 2006 the Company completed the sale of 945,000 units of securities at 2.00 per unit.  Each unit consisted of one share of common stock and four common stock purchase warrants exercisable at prices ranging from $2.50 to $5.50, subject to redemption if certain conditions were met.

The Company received gross proceeds of $1,890,000 less placement fees of approximately $246,000 and related expenses of approximately $35,000, resulting in net proceeds of approximately $1,609,000.

B

In September 2006, the Company entered into an agreement pursuant to which the Company intends to acquire an additional 35% in Hebei from the Chairman $3,080,000.  The acquisition will take place when the Company has raised $5,000,000 from the sale of equity.  If that has not occurred prior to September 14, 2007, the acquisition agreement will terminate.

CHINA AOXING PHARMACEUTICAL CO., INC. AND SUBSIDIARIES

 (A Development Stage Company)

BALANCE SHEETS

(U.S. $)

SEPTEMBER 30, 2006 (Unaudited)	JUNE 30, 2006

ASSETS
CURRENT ASSETS:
Cash	$1,497,132	$ 777
Prepaid expenses	287,428	156,463
TOTAL CURRENT ASSETS	1,784,560	157,240

PROPERTY AND EQUIPMENT, NET OF
ACCUMULATED DEPRECIATION	18,188,629	17,822,043

TOTAL ASSETS	$19,973,189	$17,979,283

LIABILITIES AND STOCKHOLDERS= EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$ 253,200	$ 249,798
Accounts payable	794,540	789,957
Loans payable – other	506,659	499,849
Due to stockholders and officers	-	29,014
Accrued expenses and taxes payable	1,939,876	995,998
Current portion of long-term debt	3,038,402	2,997,564
TOTAL CURRENT LIABILITIES	6,532,677	5,562,180

LONG-TERM DEBT	8,006,188	7,898,582

STOCKHOLDERS= EQUITY	5,434,324	4,518,521

TOTAL LIABILITIES AND STOCKHOLDERS= EQUITY	$19,973,189	$17,979,283

See Notes to Financial Statements

CHINA AOXING PHARMACEUTICAL CO., INC. AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. $)

THREE MONTHS ENDED SEPTEMBER 30, 2006 2005	FROM INCEPTION (JANUARY 20, 2002) TO SEPTEMBER 30, 2006

INTEREST INCOME	$ -	$ -	$ 18,721

COSTS AND EXPENSES:
Research and development costs	10,067	18,098	176,955
General and administrative expenses	258,299	402,389	1,529,951
Interest expense	329,031	-	1,821,556
TOTAL COSTS AND EXPENSES	597,397	420,487	3,528,462

NET LOSS	$(597,397)	$(420,487)	$(3,509,741)

See Notes to Financial Statements

CHINA AOXING PHARMACEUTICAL CO., INC. AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. $)

THREE MONTHS ENDED SEPTEMBER 30, 2006 2005	FROM INCEPTION (JANUARY 20, 2002) TO SEPTEMBER 30, 2006

OPERATING ACTIVITIES:
Net loss	$(597,397)	$(420,487)	$(3,509.741)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation	70,502	89,068	666,454
Changes in operating assets and liabilities:
Other receivables	-	7,724	-
Prepaid expenses and sundry current assets	(128,834)	47,223	(285,297)
Accounts payable	(6,179)	6,191	783,778
Accrued expenses, taxes and sundry current liabilities	567,521	274,499	1,563,519
NET CASH USED IN OPERATING ACTIVITIES	(94,387)	4,218	(781,287)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(194,289)	(8,873)	(11,371,592)
NET CASH USED IN INVESTING ACTIVITIES	(194,289)	(8,873)	(11,371,592)

FINANCING ACTIVITIES:
Short-term bank borrowings	-	-	249,798
Other borrowings	-	-	499,849
Bank borrowings	-	-	10,896,147
Loans to (repayment of) loans from stockholders and officers	(29,409)	-	(395)
Sale of common stock, net of offering expenses	1,513,200	-	1,513,200
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,483,791	-	13,158,599

EFFECT OF EXCHANGE RATE ON CASH	301,240	-	491,412

INCREASE (DECREASE) IN CASH	1,496,355	(4,655)	1,497,132

CASH – BEGINNING OF PERIOD	777	37,950	-

CASH – END OF PERIOD	$1,497,132	$ 33,295	$1,497,132
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
NON-CASH FINANCING ACTIVITIES:
Common stock issued to exchange property and equipment	$ -	$ -	$7,240,692

See Notes to Financial Statements

CHINA AOXING PHARMACEUTICAL CO., INC. AND SUBSIDIARIES

(A Development State Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED SEPTEMBER 30, 2006

(Unaudited)

1

REVERSE MERGER

China Aoxing Pharmaceutical Company, Inc. (the “Company”) was incorporated in the State of Florida on January 23, 1996 as Central American Equities Corp. (“CAE”).  Until recently, the Company owned and operated hotels and restaurants and real property in Costa Rica.  On July 31, 2006, the Company’s hotel assets were sold to the individuals who were the Company’s Board of Directors until April 18, 2006.

On April 18, 2006, Ostar Pharmaceutical, Inc. (“Ostar”), a Delaware Corporation, was merged into a wholly-owned subsidiary of CAE.  As a result of the merger, the former stockholders of Ostar became owners of a majority of the voting power of the Company.  On July 6, 2006, the Company changed its name to China Aoxing Pharmaceutical Company, Inc.

Ostar owns 60% of Hebei Aoxing Pharmaceutical Group (“Hebei”) which manufactures and distributes analgesic drugs in the People’s Republic of China (“PRC”).  The remaining 40% is owned by the Chairman of the Company.

 In connection with the merger, CAE issued 9,866,153 shares of common stock and 297,018 shares of a new Series C Preferred Stock.  The preferred stock was subsequently converted into 29,598,500 shares of common stock.

The above merger and sale of the hotels have been accounted for as a reverse merger, since the former shareholders of Hebei effectively control the Company and the only operations of the Company are solely those of Hebei.

In September 2006, the Company entered into an agreement pursuant to which the Company intends to acquire an additional 35% in Hebei from the Chairman for $3,080,000.  The acquisition will take place when the Company has raised $5,000,000 from the sale of equity.  If that has not occurred prior to September 14, 2007, the acquisition agreement will terminate.

2

SALE OF SECURITIES

On September 28, 2006, the Company completed the sale of 869,500 units of securities at $2.00 per unit.  Each unit consisted of one share of common stock and four common stock purchase warrants exercisable at prices ranging from $2.50 to $5.50.  The warrants are exercisable for five years and may be redeemed by the Company if the market price of its common stock exceeds 200% of the exercise price of the warrants.

The Company received gross proceeds of $1,739,000 less placement fees of approximately $220,820 and related expenses of $4,980, resulting in net proceeds of $1,513,200.

CHINA AOXING PHARMACEUTICAL CO., INC. AND SUBSIDIARIES

(A Development State Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED SEPTEMBER 30, 2006

(Unaudited)

3

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company

The Company has been developing its facilities, conducting research and development, and obtaining the requisite approvals from the Chinese government and since inception, has not earned any revenue from operations.  Accordingly, the Company=s activities have been accounted for as those of a ADevelopment Stage Enterprise@, as set forth in Financial Accounting Standards Board Statement No. 7 (ASFAS 7").     Among the disclosures required by SFAS 7 are that the Company=s financial statements be identified as those of a development stage company, and that the statements of operations, stockholder=s equity and cash flows disclose activity since the date of the Company=s inception.

The Company intends to manufacture and market analgesic products in China.

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.  Actual results could differ from those estimates.

Cash

The Company includes in cash and cash equivalents all short-term, highly liquid investments that mature within three months of their acquisition date.  Cash equivalents consist principally of investments in interest-bearing demand deposit accounts and liquidity funds with financial institutions and are stated at cost, which approximates fair value.

The Company maintains cash and cash equivalents with financial institutions in the PRC.  The Company performs periodic evaluation of the relative credit standing of financial institutions that are considered in the Company=s investment strategy.

New accounting pronouncements

In December 2004, the FASB issued SFAS No, 123-R, “Share-Based Payment” to replace SFAS No. 123, “Accounting for Stock-Based Compensation” and APB Opinion No. 25, “Accounting for Stock Issued to Employees.”  SFAS 123-R requires, among other things, that all share-based payments to employees, including grants of stock options, be measured at the grant-date fair value and recognized as expense in the financial statements.  Unless observable market prices exist, the grant-date fair value is estimated using an appropriate option-pricing model as determined by management.  Management believes the adoption of SFAS 123-R will have a material impact on the Company’s consolidated results of operations and earnings per share.

In March 2005, the SEC issued Staff Accounting Bulletin No. 107, “Share-Based Payment” (SAB107”).  SAB 107 provides the SEC’s view on the interaction between SFAS 123-R and certain SEC rules and regulations.  Specifically, SAB 107 provides guidance on share-based payment transactions with non-employees, valuation methods, accounting for certain redeemable

CHINA AOXING PHARMACEUTICAL CO., INC. AND SUBSIDIARIES

(A Development State Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED SEPTEMBER 30, 2006

(Unaudited)

financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, capitalization of compensation costs relate to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123-R, the modification of employee share options prior to adoption of SFAS 123-R and disclosures in Management’s Discussion and Analysis subsequent to adoption of SFAS 123-R.  In the opinion of management, the adoption of SAB 107 will not have a material impact on the Company’s implementation of SFAS 123-R.

In May 2005, the FASB issued SFAS No, 154, “Accounting Changes and Error Corrections” which replaces Accounting Principles Board Opinion (“APB”) No. 20 “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements – an Amendment of APB Opinion No. 28” and changes the requirements for the accounting for, and reporting of, a change in accounting principle.  SFAS 154 requires retrospective application to prior period financial statements (to the extent practicable) of changes in accounting principle instead of recognition of the cumulative effect of the change in net income in the period of the change as required by APB No 20.  SFAS 154 also requires that a change in depreciation or amortization be accounted for as a change in accounting estimate affected by a change in accounting principle.  In the opinion of management, adoption of SFAS 154 will not have a material effect on the Company’s consolidated results of operations and financial position.

Property and equipment

Property and equipment are recorded at cost.  Depreciation is provided in amounts sufficient to amortize the cost of the related assets over their useful lives using the straight line method for financial reporting purposes, whereas accelerated methods are used for tax purposes.

The Company leases a parcel of land, on which the office and production facilities of the Company are situated, pursuant to a real estate contract from the local government of the PRC government expiring in 2053.

Maintenance, repairs and minor renewals are charged to expense when incurred.  Replacements and major renewals are capitalized.

Impairment of long-lived assets

The Company accounts for the impairment of long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable.  For assets that are to be held and used, an impairment is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value.  If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value.  Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable.  Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

Research and development costs

Research and development costs are charged to expenses as incurred.

Deferred income taxes

CHINA AOXING PHARMACEUTICAL CO., INC. AND SUBSIDIARIES

(A Development State Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED SEPTEMBER 30, 2006

(Unaudited)

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (ASFAS 109") which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  In addition, SFAS 109 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

Currency translation

Since the Company operates solely in the PRC, the Company=s functional currency is the Chinese Yuan (ARMB@).    Assets and liabilities are translated into U.S. Dollars at the June 30th exchange rates and records the related translation adjustments as a component of other comprehensive income (loss).  Revenue and expenses are translated using average exchange rates prevailing during the period.  Foreign currency transaction gains and losses are included in current operations.

4

PROPERTY AND EQUIPMENT

A summary of property and equipment and the estimated lives used in the computation of depreciation and amortization is as follows:

	Amount	Life

Right to use land	$ 6,836,404	Life of lease
Building and building improvements	9,616,519	39 years
Machinery and equipment	1,827,448	5-8 years
Furniture and fixtures	291,515	5-8 years
Automobiles	291,316	3-5 years
	18,863,202
Accumulated depreciation	674,573
	$18,188,629

5

DUE TO STOCKHOLDERS AND OFFICERS

The amounts due officers bear interest at 6.75% per annum and are due on demand.  The amounts due stockholders are non-interest bearing and are due on demand.

6

SHORT-TERM BORROWINGS

Short-term borrowings consist of non-interest bearing note payable to a local government and are due three months after the Company is listed on NASDAQ.

CHINA AOXING PHARMACEUTICAL CO., INC. AND SUBSIDIARIES

(A Development State Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED SEPTEMBER 30, 2006

(Unaudited)

7

LOANS PAYABLE - OTHER

Loans payable – other consists of various loans to unrelated third parties which are due on demand and bear interest as follows:

Non-interest bearing	$472,005
Weighted average interest rate of 10.5%	34,654
$506,659

8           LONG-TERM DEBT

Long-term debt consists of the following:

Notes payable to a bank bearing interest at 5.58% per annum and due as follows:
Year ended June 30,
2007	$ 3,038,401
2008	3,671,402
2009	4,177,802
10,887,605
Note payable to credit union bearing interest at 6.635% and due December 31, 2007	156,985
11,044,590
Less current portion	3,038,402
$ 8,006,188

The notes payable bank are collateralized by a first security interest in substantially all assets of the Company and $4,995,940 is guaranteed by a vendor of the Company.  The note payable to the credit union is personally guaranteed by the majority stockholder of the Company.

9

RISK FACTORS

Vulnerability due to Operations in PRC

The Company=s operations may be adversely affected by significant political, economic and social uncertainties in the PRC.  Although the PRC government has been pursuing economic reform policies for more than 20 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances

CHINA AOXING PHARMACEUTICAL CO., INC. AND SUBSIDIARIES

(A Development State Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED SEPTEMBER 30, 2006

(Unaudited)

affecting the PRC=s political, economic and social conditions.  There is also no guarantee that the PRC government=s pursuit of economic reforms will be consistent or effective.

Substantially all of the Company=s businesses are transacted in RMB, which is not freely convertible.  The People=s Bank of China or other banks are authorized to buy and sell foreign currencies at the exchange rates quoted by the People=s Bank of China.  Approval of foreign currency payments by the People=s Bank of China or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk are primarily cash and cash equivalents.  As of September 30, 2006, substantially all of the Company=s cash and cash equivalents were managed by financial institutions.

Other Risks

Although the process of approval by the government of the PRC to manufacture pharmaceuticals is in its final stages, there is no assurance that such approval will be obtained.  Failure to obtain such approvals could have a material adverse effect on the Company’s planned operations.

10

REVERSE STOCK SPLIT

All statements regarding the Company’s common stock have been adjusted to give retroactive effect to the July 6, 2006 one-for-four reverse split.

Part II.   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 607.0850 of the Florida Business Corporation Act authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation against expenses reasonably incurred by him in connection with a proceeding to which he or she is a party by reason of the fact that he or she was or is a director, officer, employee or agent of the corporation, if such party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that with respect to any action which results in a judgment against the person and in favor of the corporation or with respect to an action in which it is determined that the person derived an improper personal benefit, the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 607.0850 of the Florida Business Corporation Act further provides that indemnification shall be provided if the party in question is successful on the merits.  China Aoxing Pharmaceutical Company’s Bylaws provide that China Aoxing Pharmaceutical Company shall indemnify any person who was or is a director or officer of China Aoxing to the fullest extent permitted by law, against all fines, liabilities, costs or expenses arising out of his or her status as a director, officer, agent, employee or representative of the company.

ITEM 25.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTIONS

The following are the expenses that China Aoxing Pharmaceutical Company expects to incur in connection with the registration and distribution of the shares being registered.  All of these expenses (other than the filing fee) are estimated, and will not be certain until after the registration statement is declared effective.  China Aoxing Pharmaceutical Company will pay all of these expenses; the selling shareholder will pay none of them.

Filing Fee.......................

$   3,316

Accounting fees.............

     5,000

Transfer Agent .............

        500

Legal fees.....................

   10,000

Printing expenses.........

        300

          TOTAL...............

$ 19,116

ITEM 26.

RECENT SALES OF UNREGISTERED SECURITIES.

On April 18, 2006, in connection with the reverse merger of Ostar Pharmaceutical into a wholly owned subsidiary of China Aoxing, China Aoxing issued 9,866,153 shares of common stock and 297,018 shares of a new Series C Preferred Stock.  The Series C Preferred Stock was subsequently converted into a total of 29,598,500 shares of common stock. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering, the purchasers had access to detailed information about the Company derived from their investigation in connection with the merger, and the purchasers were acquiring the shares for their own accounts.  There were no underwriters.

On September 28, 2006 China Aoxing completed the sale of 869,500 Units of securities to a total of 27 investors.  Each “Unit” included one share of common stock and four common stock purchase warrants.  The sale of the Units was exempt from the registration requirements of the Securities Act pursuant to Section 4(6) of the Act, because each of the investors was an Accredited Investor and there was no advertising or public solicitation performed in connection with the offering.  The sale of the Units was also exempt from registration pursuant to Rule 506 of the Securities and Exchange Commission, since the sales satisfied all of the conditions specified in SEC Rules 501 and 502 and each of the investors had such knowledge and experience in financial and business matters that the investor was capable of evaluating the merits and risks of the investment.

In October 2006 China Aoxing completed the exchange with 27 investors of 10% Convertible Debentures for common stock.  The sale of the Debentures was exempt from the registration requirements of the Securities Act pursuant to Section 4(6) of the Act, because each of the investors was an Accredited Investor and there was no advertising or public solicitation performed in connection with the offering.  The sale of the Debentures was also exempt from registration pursuant to Rule 506 of the Securities and Exchange Commission, since the sales satisfied all of the conditions specified in SEC Rules 501 and 502 and each of the investors had such knowledge and experience in financial and business matters that the investor was capable of evaluating the merits and risks of the investment.

On November 13, 2006 China Aoxing completed the sale of 188,500 Units of securities to a total of 7 investors.  Each “Unit” included one 10% Convertible Debenture and four common stock purchase warrants.  The sale of the Units was exempt from the registration requirements of the Securities Act pursuant to Section 4(6) of the Act, because each of the investors was an Accredited Investor and there was no advertising or public solicitation performed in connection with the offering.  The sale of the Units was also exempt from registration pursuant to Rule 506 of the Securities and Exchange Commission, since the sales satisfied all of the conditions specified in SEC Rules 501 and 502 and each of the investors had such knowledge and experience in financial and business matters that the investor was capable of evaluating the merits and risks of the investment.

ITEM 27.

EXHIBITS

3-a

Certificate of Incorporation, as amended to date – filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2006 and incorporated herein by reference.

3-b

By-laws - filed as an exhibit to the Company's Registration Statement on Form 10-SB (File No.: 000-24185) filed on May 4, 1998, and incorporated herein by reference.

4-a

Form of Series A Common Stock Purchase Warrant - filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2006 and incorporated herein by reference.

4-b

Form of Series B Common Stock Purchase Warrant - filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2006 and incorporated herein by reference.

4-c

Form of Series C Common Stock Purchase Warrant - filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2006 and incorporated herein by reference.

4-d

Form of Series D Common Stock Purchase Warrant - filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2006 and incorporated herein by reference.

5

    Opinion of Robert Brantl, Esq.

10-a

Form of 10% Convertible Debenture

10-b         Midterm RMB Loan Contract Number 10, Year 2003 with Bank of China. – filed as an exhibit to the Current Report on Form 8-K filed on April 24, 2006 and incorporated herein by reference.

10-c

Midterm RMB Loan Contract Number 11, Year 2003 with Bank of China – filed as an exhibit to the Current Report on Form 8-K filed on April 24, 2006 and incorporated herein by reference.

10-d         Stock Purchase Agreement dated September 14, 2006 between China Aoxing Pharmaceutical Company, Inc. and Zhenjiang Yue. - filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2006 and incorporated herein by reference.

23-a.

     Consent of Paritz & Company, PA

23-b

     Consent of Robert Brantl, Esq. is contained in his opinion.

ITEM 28.

UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of China Aoxing Pharmaceutical Company, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by China Aoxing Pharmaceutical Company of expenses incurred or paid by a Director, officer or controlling person of China Aoxing Pharmaceutical Company in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, China Aoxing Pharmaceutical Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Company hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, China Aoxing Pharmaceutical Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Jersey City and the State of New Jersey on the 6th day of February, 2007.

CHINA AOXING PHARMACEUTICAL COMPANY, INC.

By:

/s/ Zhenjiang Yue

Zhenjiang Yue, Chairman

In accordance with to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities stated on February 6, 2007.

/s/ Zhenjiang Yue________

Zhenjiang Yue, Director,

Chief Executive Officer,

Chief Financial and Chief

Accounting Officer